UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2005

JUPITERMEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26393	06-1542480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Old Kings Highway South, Darien, CT	06820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 662-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2005, Jupitermedia Corporation, a Delaware corporation (the “Registrant”) agreed to sell certain assets and liabilities, including its Search Engine Strategies trade shows and its ClickZ.com Network of Web sites, including its well known SearchEngineWatch.com (the “SES Business”), pursuant to an Asset Purchase Agreement, dated as of August 2, 2005, by and between the Registrant and Incisive Media plc, a limited company registered in England and Wales (the “Transaction”). The Transaction is expected to close in August of 2005 and is subject to customary closing conditions.

The consideration to be paid to the Registrant in the Transaction (which was determined as a result of arms’-length negotiations) consists of cash in the amount of $43,000,000. The purchase price is subject to adjustment after the closing date based on the adjusted net working capital of the SES Business as of the closing date.

Item 9.01. Financial Statements and Exhibits

(a) None

(b) None

(c) Exhibits:

10.1	Asset Purchase Agreement, dated as of August 2, 2005, by and between Jupitermedia Corporation and Incisive Media plc.

99.1	Press Release, dated August 2, 2005, of Jupitermedia Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITERMEDIA CORPORATION

By:	/s/ Christopher S. Cardell
Name:	Christopher S. Cardell
Title:	President

Date: August 2, 2005

EXHIBIT INDEX

Exhibit:
10.1	Asset Purchase Agreement, dated as of August 2, 2005, by and between Jupitermedia Corporation and Incisive Media plc.

99.1	Press Release, dated August 2, 2005, of Jupitermedia Corporation.